UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1 to Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 30, 2008
Vitran Corporation Inc.

(Exact name of registrant as specified in its charter)

ONTARIO, CANADA	000-26256	98-0358363

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 The West Mall, Suite 701, Toronto, Ontario, Canada	M9C 5L5

(Address of principal executive offices)	(Zip code)
(Registrant’s telephone number, including area code) 416-596-7664
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment No. 1 to Form 8-K/A amends our current report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2009.
Item 1.01 Entry into a Material Definitive Agreement
On December 30, 2008, Vitran Corporation Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 3 to the July 31, 2007 Credit Agreement (the “Amending Agreement”) led by JPMorgan Chase Bank, N.A., as agent (the “Agent”), and other lenders that are parties thereto (the “Lending Group”). The Amending Agreement amends the original credit agreement dated July 31, 2007 (the “Original Credit Agreement”) among the Company, certain of its subsidiaries, the Agent and the Lending Group. The Original Credit Agreement continues in full force and effect, other than as amended by the Amending Agreement and (i) Amendment No. 1 to Credit Agreement dated as of January 21, 2008, and (ii) Amendment No. 2 to Credit Agreement dated as of April 10, 2008.
The following is a summary of the material terms of the amendments to the Original Credit Agreement, as amended by the Amending Agreement:
•	Until December 31, 2009, the Company may sell up to $3 million of obsolete assets, real estate previously agreed to with the Lending Group and any assets consented to by the Lending Group. Until December 31, 2009, 100% of the amount of (i) any proceeds from the sale of real estate, (ii) any proceeds from the sale of rolling stock which exceed, in the aggregate, $1.0 million, and are not reinvested by the Company within 90 days of such sale, and (iii) any proceeds from the sale of any other assets which exceed, in the aggregate, $1.0 million, in each case net of expenses of disposition and all taxes related thereto, must be used to prepay the outstanding credit under the revolving credit facility. Subsequent to October 1, 2009 and up to and including December 31, 2009, the Company must prepay the outstanding credit under the term facility to a maximum of $10,000,000, including transferring any prepayment made to the revolving credit facility prior to September 30, 2009 to a prepayment under the term facility on September 30, 2009.

•	The Amending Agreement amends certain financial covenants, measured on the last day of each quarter, through December 31, 2009, as set forth below:

	Q408	Q109	Q209	Q309	Q409	Thereafter

Debt to EBITDA maximum	5.50:1	6.75:1	6.75:1	5.75:1	4.25:1	3.25:1
Asset Coverage minimum	1.40:1	1.40:1	1.40:1	1.40:1	1.40:1	1.30:1
Equity minimum	155MM	155MM	155MM	155MM	155MM	155MM
EBITDAR to Interest Expense and Rent minimum (1)	1.60:1	1.40:1	1.30:1	1.35:1	1.50:1	1.50:1

(1)	The EBITDA to Interest Expense ratio was replaced with an EBITDAR to Interest Expense and Rent Ratio.
•	In addition to the above, the Company must maintain minimum consolidated EBITDA based on a rolling twelve-month basis for (i) the first fiscal quarter ending March 31, 2009 at greater than or equal to $22.5 million, (ii) the second fiscal quarter ending June 30, 2009 at greater than or equal to $20 million, (iii) the third fiscal quarter ending September 30, 2009 at greater than or equal to $22.5 million, and (iv) the fourth fiscal quarter ending December 31, 2009 at greater than or equal to $25 million. The covenant is removed beginning in fiscal year 2010.

•	Until January 1, 2010, the Company is also restricted to capital expenditures to an aggregate amount of $10.0 million.
•	The Amending Agreement provides that the Company and its subsidiaries register Personal Property Security Financing Statements in favour of the Agent or cause the lien of the Agent in and to such rolling stock to be duly registered on the applicable certificates of title in respect of rolling stock in an amount equal to 85% or more of the net book value of these assets.

•	The Company may not complete an acquisition of a business in cash without consent of the Lending Group. Business acquisitions made in stock require majority lender approval (as defined in the Original Credit Agreement).

•	Total bank commitment under the Amending Agreement remains unchanged at $100 million under the revolving credit facility and $50 million under the term facility subject to the mandatory prepayment as described above.

•	Interest rate margins on borrowings and fees under the credit facilities were increased but continue to be based on the Company’s leverage ratio. The LIBOR rate margin and letter of credit fee increased to a range of between 250 basis points and 450 basis points and the unused fee increased to 50 basis points. There is no interest rate floor in the agreement.
The foregoing description of the Amending Agreement does not purport to be complete and is qualified in its entirety by reference to the Amending Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
The following exhibits are attached hereto:

Exhibit No.	Description
10.1	Amendment No. 3 to Credit Agreement dated December 30, 2008, by and among Vitran Corporation Inc. and certain subsidiaries, JPMorgan Chase Bank, N.A., as Agent, and the Banks named therein. (1)

(1)	Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 5, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VITRAN CORPORATION INC.
	By:	/s/ Sean P. Washchuk
		Name:	Sean P. Washchuk
Date: September 18, 2009		Title:	Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
10.1	Amendment No. 3 to Credit Agreement dated December 30, 2008, by and among Vitran Corporation Inc. and certain subsidiaries, JPMorgan Chase Bank, N.A., as Agent, and the Banks named therein. (1)

(1)	Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 5, 2009